EXHIBIT 11

                       THE PROMUS COMPANIES INCORPORATED
                       COMPUTATIONS OF PER SHARE EARNINGS
                                                                                 FISCAL YEAR ENDED
                                                                   ----------------------------------------------
                                                                      DECEMBER 31,    DECEMBER 31,      JANUARY 3,
                                                                             1993            1992            1992
                                                                   --------------  --------------  --------------
Income before extraordinary items................................  $   91,793,000  $   51,418,000  $   30,011,000
Extraordinary items, net.........................................      (5,447,000)      1,074,000               -
                                                                   --------------  --------------  --------------
Net income.......................................................  $   86,346,000  $   52,492,000  $   30,011,000
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
PRIMARY EARNINGS PER SHARE (1)
Weighted average number of common shares outstanding.............     100,678,398      99,409,722      88,478,208
     Common stock equivalents
       Additional shares based on average market price for period applicable to:
             Restricted stock....................................       1,045,704       1,399,302       1,693,557
             Stock options.......................................         838,272         306,702         308,058
                                                                   --------------  --------------  --------------
Average number of primary common and common equivalent shares
outstanding......................................................     102,562,374     101,115,726      90,479,823
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
PRIMARY EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
     Income before extraordinary items...........................  $         0.89  $         0.51  $         0.33
     Extraordinary items.........................................           (0.05)           0.01               -
                                                                   --------------  --------------  --------------
     Net income..................................................  $         0.84  $         0.52  $         0.33
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
FULLY DILUTED EARNINGS PER SHARE (1)
Average number of primary common and common equivalent shares
outstanding......................................................     102,562,374     101,115,726      90,479,823
     Additional shares based on period-end price applicable to:
          Restricted stock.......................................          11,497               -         444,126
          Stock options..........................................         107,454         304,263          30,795
                                                                   --------------  --------------  --------------
Average number of fully diluted common and common equivalent
shares outstanding...............................................     102,681,325     101,419,989      90,954,744
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
FULLY DILUTED EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
     Income before extraordinary items...........................  $         0.89  $         0.51  $         0.33
     Extraordinary items.........................................           (0.05)           0.01               -
                                                                   --------------  --------------  --------------
     Net income..................................................  $         0.84  $         0.52  $         0.33
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

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(1) Retroactively adjusted for stock splits. (See Note 3 on page 15 of Book Two of the Annual Report.)